Exhibit 3.4

Second Amended and Restated Bylaws of

FireFly Automatix, Inc.

(a Delaware corporation)

as of           , 2025

Table of Contents

Article I – Corporate Offices		1

1.1	Registered Office	1

1.2	Other Offices	1

Article II – Meetings of Stockholders		1

2.1	Place of Meetings	1

2.2	Annual Meeting	1

2.3	Special Meetings	1

2.4	Notice of Business to be Brought Before a Meeting	1

2.5	Notice of Nominations for Election to the Board of Directors at an Annual or Special Meeting	5

2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	8

2.7	Action by Written Consent in Lieu of a Meeting	9

2.8	Notice of Stockholders’ Meetings	9

2.9	Quorum	9

2.10	Adjourned Meeting; Notice	9

2.11	Organization; Conduct of Business	10

2.12	Voting	10

2.13	Record Date for Stockholder Meetings and Other Purposes	11

2.14	Proxies	11

2.15	List of Stockholders Entitled to Vote	12

2.16	Inspectors of Election	12

2.17	Delivery to the Corporation	12

Article III – Directors		13

3.1	Powers	13

3.2	Number of Directors	13

3.3	Election, Qualification and Term of Office of Directors	13

3.4	Chairperson and/or Vice Chairperson of the Board	13

3.5	Resignation and Vacancies	13

3.6	Place of Meetings; Meetings by Telephone	13

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3.7	Regular Meetings	13

3.8	Special Meetings; Notice	14

3.9	Quorum	14

3.10	Board Action Without a Meeting	14

3.11	Fees and Compensation of Directors	14

Article IV – Committees		14

4.1	Committees of Directors	14

4.2	Committee Minutes	15

4.3	Meetings and Actions of Board Committees	15

4.4	Subcommittees	15

4.5	Quorum	15

Article V – Officers		15

5.1	Officers	15

5.2	Appointment of Officers	16

5.3	Subordinate Officers	16

5.4	Removal and Resignation of Officers	16

5.5	Vacancies in Offices	16

5.6	Representation of Shares of Other Corporations	16

5.7	Authority and Duties of Officers	16

5.8	Compensation	16

Article VI – General Matters		16

6.1	Execution of Corporate Contracts and Instruments	16

6.2	Stock Certificates	16

6.3	Lost Certificates	17

6.4	Shares Without Certificates	17

6.5	Construction; Definitions	17

6.6	Dividends	17

6.7	Fiscal Year	17

6.8	Seal	17

6.9	Transfer of Stock	17

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6.10	Registered Stockholders	18

6.11	Waiver of Notice	18

Article VII – Notice		18

7.1	Delivery of Notice; Notice by Electronic Transmission	18

Article VIII – Indemnification		19

8.1	Indemnification of Directors and Officers	19

8.2	Indemnification of Others	19

8.3	Prepayment of Expenses	19

8.4	Determination; Claim	19

8.5	Non-Exclusivity of Rights	20

8.6	Insurance	20

8.7	Other Indemnification	20

8.8	Continuation of Indemnification	20

8.9	Amendment or Repeal; Interpretation	20

Article IX – Amendments		21

Article X – Interpretation		21

Article XI – Definitions		21

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Second Amended and Restated Bylaws of
FireFly Automatix, Inc.

Article I – Corporate Offices

1.1	Registered Office.

The address of the registered office of FireFly Automatix, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2	Other Offices.

The Corporation may have additional offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may from time to time require.

Article II – Meetings of Stockholders

2.1	Place of Meetings.

Meetings of stockholders shall be held at such place, if any, either within or outside the State of Delaware, as shall be designated by resolution of the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2	Annual Meeting.

The Board shall designate the date and time of the annual meeting of stockholders. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3	Special Meetings.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such special meeting given by or at the direction of the Person calling the meeting pursuant to this Section 2.3.

2.4	Notice of Business to be Brought Before a Meeting.

This Section 2.4 shall apply to any business that may be brought before an annual meeting of stockholders other than nominations for election to the Board at such a meeting, which shall be governed by Section 2.5 and Section 2.6 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 of these Bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 and Section 2.6 of these bylaws.

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(i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before such annual meeting. To be properly brought before the annual meeting, business must be (a) specified in a notice of such annual meeting (or supplement thereto) given by or at the direction of the Board, (b) if not specified in a notice of such annual meeting, otherwise brought before the annual meeting by or at the direction of the Board, including by any committee or persons authorized to do so by the Board, or (c) otherwise properly brought before such annual meeting by a stockholder present in person who (1) (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the annual meeting, (B) is entitled to vote at the annual meeting, and (C) has complied with this Section 2.4 in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The only matters that may be brought before a special meeting are the matters specified in the notice of such special meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these Bylaws. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of stockholders, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or, if such meeting is held by means of remote communication in accordance with Section 2.1 of these Bylaws, by means of remote communication. In addition, for purposes of this Section 2.4, a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(ii) Without qualification, for business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 2.4(iii)(c), such proposed business must constitute a proper matter for stockholder action and the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation (the “Secretary”) and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, the date of the preceding year’s annual meeting shall be deemed to be May 31, 2025; provided, however, that if there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the one hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure (as defined below) of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any Stockholder Associated Person (as defined below), except that such Proposing Person or any Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future; (3) the date or dates such shares were acquired; (4) the investment intent of such acquisition of shares; and (5) any pledge by such Proposing Person or Stockholder Associated Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (1) through (5) are referred to as “Stockholder Information”);

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(b) As to each Proposing Person, (1) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person or Stockholder Associated Person, including, without limitation: (A) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of any class or series of shares of capital stock of the Corporation, (B) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrowing transaction, or a share repurchase transaction or (C) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of a share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person or Stockholder Associated Person; including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person or Stockholder Associated Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person or Stockholder Associated Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person or Stockholder Associated Person arising in the ordinary course of such Proposing Person’s or Stockholder Associated Person’s business as a derivatives dealer; (2) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person or Stockholder Associated Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation; (3) any material pending or threatened legal proceeding in which such Proposing Person or Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (4) any other material relationship between such Proposing Person or Stockholder Associated Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person or Stockholder Associated Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (6) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person or Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (7) a representation that such Proposing Person or Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal; and (8) any other information relating to such Proposing Person or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person or Stockholder Associated Person in support of the business proposed to be brought before the annual meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (8) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(c) As to each item of business that the stockholder proposes to bring before the annual meeting of stockholders, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Proposing Persons or (B) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the annual meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) For purposes of this Section 2.4, (i) the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before the annual meeting of stockholders, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation; (ii) the term “Stockholder Associated Person” shall mean (a) the beneficial owner or beneficial owners of the Corporation’s stock owned of record by such Proposing Person, (b) any affiliate or associate of such Proposing Person or beneficial owner, and (c) any person acting in concert with such Proposing Person or beneficial owner or any of their respective affiliates or associate; and (iii) a person shall be deemed to be “acting in concert” with another person if such person has an agreement, arrangement or understanding (whether or not in writing) with such other person to act towards attaining a common goal relating to the management, governance or control of the Corporation with such other person.

(v) The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board.

(vi) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at the annual meeting of stockholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct (a) as of the record date for stockholders entitled to vote at such annual meeting and (b) as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) not later than five (5) business days after the record date for stockholders entitled to vote at such annual meeting in the case of the update and supplement required to be made as of such record date, and (y) not later than eight (8) business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to such annual meeting or any adjournment or postponement thereof; provided, that, in the case of an adjournment or postponement, if it is not possible to deliver such update and supplement by such date due to an adjournment or postponement of the annual meeting that is less than eight (8) business days, such update or supplement shall be delivered on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph (vi) or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before the annual meeting of stockholders.

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(vii) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders that is not properly brought before such annual meeting in accordance with this Section 2.4. The person presiding over the annual meeting (or, in advance of any meeting of stockholders, the Board or an authorized committee thereof) shall, if the facts warrant, determine that the business was not properly brought before such annual meeting in accordance with this Section 2.4, and, if any proposed business was not proposed in compliance with this Section 2.4, declare that such business shall not be transacted. If at any meeting of stockholders business is proposed to be brought before such annual meeting for which advance notice was not given or provided as required by this Section 2.4, the person presiding over the meeting shall have the power and authority to declare that such proposed business shall not be transacted.

(viii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before the annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before the annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of any stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(ix) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5	Notice of Nominations for Election to the Board of Directors at an Annual or Special Meeting.

(i) Nominations of any person for election to the Board at an annual or special meeting of stockholders (but, in the case of a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (b) by a stockholder present in person who (1) who was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting, (3) has complied with this Section 2.5 and 2.6 as to such notice and nomination, and (4) to the extent that Rule 14a-19 under the Exchange Act applies, has complied with Rule 14a-19 under the Exchange Act. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at an annual or special meeting of stockholders, or a qualified representative of such stockholder, appear at such meeting, either in person or, if the Board determines to hold such meeting by means of remote communication, by means of remote communication to present the nomination. In addition, for purposes of this Section 2.5, a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other Person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting of stockholders in writing or by electronic transmission. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual or special meeting of stockholders.

(ii) Without qualification, in the case of the annual meeting of stockholders, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

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(iii) Without qualification, in the case of a special meeting of stockholders, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting at which directors are to be elected was first made by the Corporation (such notice and within such time periods, “Special Meeting Timely Notice”).

(iv) In no event shall any adjournment or postponement of an annual or special meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(v) In no event may a Nominating Person (as defined below) provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable annual or special meeting of stockholders. Notwithstanding anything in paragraph (ii) of this Section 2.5 to the contrary, in the event that the number of directors subject to election at the meeting is increased, such stockholder’s notice as to any additional nominees only shall be due on the later of (a) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (b) the tenth (10th) day following the date of public disclosure (as defined in Section 2.4) of such increase.

(vi) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(iii)(a) of these Bylaws), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before such meeting of stockholders in Section 2.4(iii)(b) shall be made with respect to the election of directors at the applicable annual or special meeting);

(c) As to each Nominating Person, whether they intend to solicit proxies in support of director nominees other than persons nominated by or at the direction of the Board or any committee thereof in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(d) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such Candidate that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named as a nominee in the proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii) through (vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

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(vii) For purposes of this Section 2.5 and Section 2.6, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the annual or special meeting of stockholders, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(viii) The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board.

(ix) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 2.5, as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at such meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) not later than five (5) business days after the record date for stockholders entitled to vote at such annual meeting in the case of the update and supplement required to be made as of such record date, and (y) not later than eight (8) business days prior to the date for such annual meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to such annual meeting or any adjournment or postponement thereof; provided, that, in the case of an adjournment or postponement, if it is not possible to deliver such update and supplement by such date due, for example, to an adjournment or postponement of an annual or special meeting that is less than eight (8) business days, such update or supplement shall be delivered on the first practicable date prior to the date to which such meeting has been adjourned or postponed. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph (ix) or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before an annual or special meeting of the stockholders. If a stockholder giving notice fails to provide such update or supplement within the required period, the information as to which such update or supplement may be deemed not to have been provided in accordance with this Section 2.5(ix).

(x) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting of stockholders, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required by Rule 14a-19 promulgated under the Exchange Act, and (b) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) such Nominating Person (x) notifies the Corporation that such Nominating Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, (y) subsequently fails to comply with the requirements of Rule 14a-19, or (z) fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19 promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder of record, in accordance with the time periods set forth in Section 2.5), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(ii) The Corporation may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Corporation to determine whether such proposed candidate is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.

(iii) A candidate for nomination as a director by a stockholder pursuant to Section 2.5(i)(b) shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof; provided, that, in the case of an adjournment or postponement, if it is not possible to deliver such update and supplement by such date due, for example, to an adjournment or postponement of the meeting that is less than eight (8) business days, such update or supplement shall be delivered on the first practicable date prior to the date to which such meeting has been adjourned or postponed. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph (iii) or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(iv) No candidate proposed to be nominated by a stockholder in accordance with these Bylaws shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The person presiding over the applicable annual or special meeting of stockholders (or, in advance of any meeting of stockholders, the Board or an authorized committee thereof) shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if any nomination was not proposed in compliance with this Section 2.5 or Section 2.6, declare that such defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v) No candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with Section 2.5 and this Section 2.6; provided, however, that nothing in Section 2.5 and this Section 2.6 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.7	Action by Written Consent in Lieu of a Meeting.

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

2.8	Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 7.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.9	Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in  voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.10	Adjourned Meeting; Notice.

When an annual or special meeting of stockholders is adjourned to another time or place, if any, unless these Bylaws otherwise require, notice need not be given of such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned annual or special meeting of stockholders, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned annual or special meeting shall be given to each stockholder of record entitled to vote at such meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting, and shall give notice of such adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

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2.11	Organization; Conduct of Business.

Meetings of stockholders shall be presided over by the chairperson of the Board, if any, or, in his or her absence, by the chief executive officer of the Corporation or, in the absence of the foregoing persons, by a chairperson, who shall be a director or officer of the Corporation, designated by the Board. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at an annual or special meeting of stockholders shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn such meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the annual or special meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for such meeting; (ii) rules and procedures for maintaining order at such meeting and the safety of those present (including, without limitation, rules and procedures for the removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in such meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to such meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, neither annual nor special meetings of stockholders shall be required to be held in accordance with the rules of parliamentary procedure (e.g. Robert’s Rules of Order).

2.12	Voting.

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director.

Unless a different or minimum vote is provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

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2.13	Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

If stockholders are permitted to act by written consent under the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.14	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission as permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

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2.15	List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the tenth (10th) day before each annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of such meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and providing such information as required by the DGCL. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the applicable annual or special meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any annual or special meeting of stockholders.

2.16	Inspectors of Election.

Before any annual or special meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at such meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the annual or special meeting shall appoint one or more inspectors to act at the meeting.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at such meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

2.17	Delivery to the Corporation.

Other than as specified by Section 2.14, whenever this Article II requires one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II other than as specified by Section 2.14.

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Article III – Directors

3.1	Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number of Directors.

The total number of directors constituting the Board shall be determined as set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors.

Each director, including a director elected or appointed to fill a vacancy or newly created directorship, shall hold office for the term of office as set forth in the Certificate of Incorporation. Directors need not be stockholders to be qualified for election or service as a director of the Corporation.

3.4	Chairperson and/or Vice Chairperson of the Board.

The Board may appoint from among its members a chairperson of the Board and/or a vice chairperson of the Board. Neither the chairperson nor the vice chairperson need be an officer of the Corporation. The chairperson and/or vice chairperson of the Board, if appointed and when present, shall have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

3.5	Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the date of the receipt by the Corporation of that notice or at such later time or upon the happening of a future event specified therein.

Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.

3.6	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.7	Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place, if any, as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

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3.8	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings of the Board shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the special meeting of the Board (if the meeting of the Board is to be held at the Corporation’s principal executive office) nor the purpose of the special meeting of the Board.

3.9	Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise specifically provided in the Certificate of Incorporation or these Bylaws or required by law. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.10	Board Action Without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.11	Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV – Committees

4.1	Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any such committee meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in the place of any such absent or disqualified member. Any such committee of the Board, to the extent permitted by applicable law or provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

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4.2	Committee Minutes.

Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Board Committees.

Meetings and actions of committees of the Board shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.6 (Place of Meetings; Meetings by Telephone);

(ii) Section 3.7 (Regular Meetings);

(iii) Section 3.8 (Special Meetings; Notice);

(iv) Section 3.10 (Board Action Without a Meeting); and

(v) Section 6.11 (Waiver of Notice),

with such changes in the context of those Bylaws as are necessary to substitute such committee and its members for the Board and its members. However:

(i) the time of regular meetings of Board committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of Board committees may also be called by resolution of the Board or by the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any Board committee to override the provisions that would otherwise apply to such committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4	Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee of the Board may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.5	Quorum.

At all committee meetings, unless otherwise provided by the Certificate of Incorporation, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.

Article V – Officers

5.1	Positions and Election.

The officers of the Corporation shall be chosen by the Board and shall include a chief executive officer, a president, a chief financial officer, a treasurer, and a secretary. The Board, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these by-laws. Any two or more offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

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5.2	Term.

Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

5.3	Subordinate Officers.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or, if appointed by the chief executive officer or the president, as the chief executive officer or the president, respectively, may from time to time determine.

5.4	Representation of Shares of Other Corporations.

The chairperson of the Board, the chief executive officer or the president of this Corporation, or any other Person authorized by the Board, the chief executive officer or the president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.5	Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board or, if the Board has empowered the chief executive officer or, in the absence of a chief executive officer, the president, to appoint any officer of the Corporation in accordance with the provisions of Section 5.3 of these Bylaws, by the chief executive officer or the president, as applicable, with respect to such officers appointed by the chief executive officer or the president, as applicable, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI– General Matters

6.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

6.2	Stock Certificates.

The shares of the Corporation shall be uncertificated, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, chief executive officer, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

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6.3	Lost Certificates.

Except as provided in this Section 6.3, no new certificates for shares or uncertificated shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

6.5	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

6.6	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

6.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

6.8	Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

6.9	Transfer of Stock.

Transfers of stock shall be made upon the books of the Corporation: (1) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s), or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

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6.10	Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6.11	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VII – Notice

7.1	Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this Section 7.1, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this Section 7.1 without obtaining the consent required by this Section 7.1.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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Article VIII – Indemnification

8.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such covered person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a covered person in connection with a Proceeding (or part thereof) initiated by such covered person only if the Proceeding (or part thereof) was authorized in the specific case by the Board.

8.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

8.3	Prepayment of Expenses.

The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article VIII or otherwise.

8.4	Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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8.5	Non-Exclusivity of Rights.

The rights conferred on any Person by this Article VIII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

8.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.8	Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

8.9	Amendment or Repeal; Interpretation.

The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director, officer, employee or agent of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director, officer, employee or agent of the Corporation. With respect to current and former directors, officers, employees or agents of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors, officers, employees or agents of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer, employee or agent commencing service as a director, officer, employee or agent of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an director, officer, employee or agent of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the chief executive officer, president and secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

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Article IX – Amendments

These Bylaws may be altered, amended, or repealed in accordance with the Certification of Incorporation and the DGCL.

Article X– Interpretation

If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Bylaws shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

Article XI – Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks (including email) or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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